Exhibit 10.24

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS WARRANT UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ELECTROCORE, LLC

WARRANT TO PURCHASE UNITS

Original Issue Date: , 20	Warrant No. B’16 -

FOR VALUE RECEIVED, ELECTROCORE, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                             , or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of this warrant (the “Warrant”) to subscribe for and purchase the number of membership units or shares of the same securities (“Conversion Securities”) issued by the Company in the Qualified Equity Financing (as defined in the Notes) in an amount equal to the Warrant Units (as herein defined) at a purchase price per unit equal to the Warrant Price, on or before, 5:00 P.M., Eastern Time, on June 24, 2021 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New Jersey are open for the general transaction of business.

Reference is hereby made to the bridge financing by the Company (the “Offering”) conducted beginning in June 2016 of up to $    ,000,000 (subject to increase) in convertible promissory notes (“Notes”), and related warrants and common units, pursuant to one or more Note and Warrant Purchase Agreements (individually, the “Purchase Agreement” and collectively, the “Purchase Agreements”) by and between the Company and the purchasers (collectively, the “Bridge Holders”) of securities in the Offering. This Warrant is being issued pursuant to a Purchase Agreement between the Company and Holder.

The Company and Holder herby agree as follows:

Article 1. Definitions. For purposes of this Warrant, the following terms shall have the following definitions:

1.1 “GAAP” means generally accepted accounting principles as in effect in the United States on the date hereof, consistently applied.

1.2 “Warrant Coverage Amount” means an amount equal to twenty percent (20%) of the aggregate original principal amount of the Notes purchased by Purchaser pursuant to the Purchase Agreements divided by the Warrant Price.

1.3 “Warrant Price” means the price per unit or share at which the Conversion Securities were issued in the Qualified Equity Financing.

1.4 “Warrant Units” means the number of Conversion Securities equal to the quotient obtained by dividing the Warrant Coverage Amount by the Warrant Price.

Article 2. Exercise; Capital Account Adjustments.

2.1 Method of Exercise; Payment; Issuance of New Warrant .

(a) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or part and from time to time, by the surrender of this Warrant (together with the Notice of Exercise attached hereto as Appendix A duly executed and completed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day (the date of surrender may hereinafter be referred to as an “Exercise Date”).

(b) On the Exercise Date, the Holder shall deliver to the Company payment by the Holder in cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the Holder by the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Units then being purchased (the “Exercise Price”). The Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Units as of the close of business on the date on which the Holder shall have delivered such payment to the Company.

(c) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of Warrant Units so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder) as promptly as is reasonably practicable after the applicable Exercise Date, at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant (in the same form as this Warrant) representing the unexercised portion of this Warrant, shall also be issued to the Holder as soon as reasonably practicable thereafter, but not later than three (3) Business Days, after the applicable Exercise Date.

(d) As a precondition to any exercise of the rights represented by this Warrant, the Holder must, unless waived by the Company, execute and become a party to any operating agreement, stockholder agreement, voting agreement, right of first refusal and co-sale agreement and all other agreements between or among the Company and its equity holders then in effect.

2.2 Capital Account Adjustments Upon Exercise . (a) So long as the Company is a limited liability company, upon the exercise of this Warrant, (i) any amount paid or deemed paid by the Holder upon the exercise of this Warrant shall be deemed to be a Capital Contribution made with respect to the corresponding Warrant Unit received upon such exercise and the Capital Account of Holder shall be adjusted accordingly; and (ii) consistent with the provisions of Proposed Treasury Regulation §1.704-1(b), the Company shall revalue the Gross Asset Values of its property and adjust the Capital Accounts of its Members. The Company shall specially allocate items of gain and loss otherwise includable in the computation of profit and loss and attributable to such revaluation (and, if necessary, Company gain and loss not attributable to such revaluation) to Holder receiving Warrant Units on the Warrant Exercise Date in a manner that eliminates (to the fullest extent possible) the Capital Account Shortfall or Capital Account Excess associated with the applicable Warrant Units received on the exercise of this Warrant. It is understood and agreed that the provisions of this Section shall be applied (a) whether or not the proposed Regulations referred to above are adopted and become part of the Regulations and (b) if the final Regulations adopted differ materially from the provisions applied by this Section, the Company may recommend such amendments to this Warrant and the Company’s Operating Agreement as it believes to be required to satisfy the Regulations as adopted. In the event the capital account adjustments made pursuant to this Section are insufficient to eliminate the Capital Account Shortfall or Capital Account Excess associated with the applicable Warrant Units, such Capital Account Shortfall or Capital Account Excess shall be eliminated by direct adjustments among the Capital Accounts of the Members.

(b) For purposes of this Warrant, “Capital Account Shortfall” shall mean, with respect to the Capital Account associated with the Warrant Units issued upon exercise of this Warrant, the excess (if any) of Holder’s Targeted Account in respect of such Warrant Units over Holder’s Capital Account in respect of such Warrant Units; “Capital Account Excess” shall mean, with respect to the Capital Account associated with the Warrant Units issued upon exercise of this Warrant, the excess (if any) of Holder’s Capital Account in respect of such Warrant Units over Holder’s Targeted Account in respect of such Warrant Units; and “Targeted Account” shall mean, with respect to each Warrant Unit issued upon exercise of this Warrant, an amount equal to the Holder’s proportionate share (based on the number of Warrant Units acquired upon such exercise as it relates to the total outstanding Units as of such date) of the hypothetical aggregate distribution all of the Members would receive if all assets of the Company, including money at the end of such period: (a) were sold for cash equal to their gross asset value (taking into account any adjustments to gross asset value for such period); (b) all liabilities allocable to such assets were then due and were satisfied according to their terms; (c) all Minimum Gain chargebacks required by the Operating Agreement were made; (d) and all obligations of Members to contribute additional capital to the Company were satisfied; and (e) all remaining proceeds from such sale were distributed to the Members as if the Company were liquidated.

Article 3. Reservation of Units; Units Fully Paid; Listing. Upon receipt of a Notice to Exercise (or reasonably in advance of such notice if the holder indicates an intent to exercise this Warrant), the Company shall take all necessary action to amend its Operating Agreement to ensure that a sufficient number of units are reserved, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms, and to ensure compliance with Section 2.2 hereto.

Article 4. Adjustments and Distributions. The number and kind of units purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

4.1 Splits, Dividends and Subdivisions. If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its units, subdivide its outstanding units into a greater number of units or combine its outstanding units into a smaller number of units, then the number of Warrant Units purchasable upon exercise of this Warrant in effect immediately prior to the date upon which such change shall become effective, and the applicable Warrant Price, shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of units which the Holder would have received if this Warrant had been fully exercised immediately prior to such event at a proportionate exercise price. Such adjustments shall be made successively whenever any event listed above shall occur.

4.2 Recapitalization, reclassification, conversion or reorganization. If any recapitalization, reclassification, conversion or reorganization of the Membership Interests of the Company (other than a subdivision or combination as provided for in Section 4.1 above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing entity) that holders of Membership Interests shall be entitled to receive units, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the units of the Company immediately theretofore purchasable and receivable upon he exercise of the rights represented hereby) such units, securities or other assets or properly as may be issued or payable with respect to or in exchange for a number of outstanding units equal to the number of units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby in the Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Units) shall thereafter be applicable, in relation to any units, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 4.2 shall similarly apply to successive Reorganizations.

4.3 Consolidation or Merger.

(i) For purposes of this Warrant, “Merger Event” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale of all or substantially all of the assets of the Company.

(ii) If upon the closing of a Merger Event the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the securities issuable upon exercise of the unexercised portion of this Warrant as if such securities were outstanding on the record date for the Merger Event and subsequent closing. The Exercise Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

(iii) If upon the closing of a Merger Event the successor entity does not assume the obligations of this Warrant, the Holder shall be provided with reasonable prior written notice of such event, and, if the Holder has not otherwise exercised this Warrant in full prior to the closing of such Merger Event, then this Warrant shall be deemed to have been automatically terminated as of the closing of such Merger Event.

4.4 Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Membership Interests of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 4.1 hereof), or any other distribution not covered by the foregoing provisions, the Company shall mail to the Holder, at least ten (10) days prior to such payment date, a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the Holder shall be entitled, upon exercise of this Warrant, to receive from the Company its pro rata share of any such distribution such that the Holder receives, upon exercise of this Warrant, the same type and amount of property which such Holder would have received if such Holder had exercised this Warrant immediately prior to such distribution or the date the Company shall take a record of the holders of its units for purposes of such distribution, as applicable, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner), for so long as this Warrant shall remain outstanding, an amount of such property equal to the Holder’s pro rata portion thereof for distribution to the Holder pursuant hereto.

4.5 Other Securities. In the event that, as a result of an adjustment made pursuant to this Article 4, the Holder shall become entitled to receive any securities of the Company other than units, the number of such other units so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.

4.6 Notice of Adjustments. With each adjustment pursuant to this Article 4 the Company shall deliver a certificate setting forth in reasonable detail the adjustment, the method by which such adjustment was calculated, the Warrant Price and the number of Warrant Units purchasable hereunder after giving effect to such adjustment.

Article 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable assurance or bond with respect thereto, if requested by the Company.

Article 6. Fractional Units. No fractional units shall be issued in connection with any exercise hereunder, and in lieu of any such fractional units the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the Fair Market Value of a Warrant Unit on the date of exercise of this Warrant.

Article 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the units to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any units to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Act”), or any state’s securities laws. All units upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with the legends required by applicable state and federal securities laws in the opinion of counsel to the Company.

Article 8. No Rights as a Member. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of units or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a member of the Company or any right to vote for the election of the directors or their equivalent or upon any matter submitted to members at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Units purchasable upon the exercise hereof shall have become deliverable. as provided herein.

Article 9. Modification and Waiver. This Warrant and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the Company, with the approval of the Special Committee (the “Committee”) of the Company’s Board of Managers (the “Board”) established to review the transactions contemplated hereunder (or a majority of the disinterested members of the Board if the Special Committee is no longer in place) and the Holder.

Article 10. Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth herein, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

Article 11. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Article 12. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Warrant, or the transactions contemplated hereby, shall only be instituted, heard and adjudicated (excluding appeals) in a federal court located in the State of New Jersey, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant except as otherwise required by law.

Article 13. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Article 14. No Impairment of Rights. The Company shall not, by amendment of its Operating Agreement or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Article 15. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Warrant shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions o this Warrant shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of the date first above written.

COMPANY:

ELECTROCORE, LLC

By:
Name: Francis R. Amato
Title: Chief Executive Officer

Acknowledged and Agreed:

By:
Name:
Title:
Address:

APPENDIX A

NOTICE OF EXERCISE

To: ElectroCore, LLC (“Company”)

1. The undersigned hereby elects to purchase              of the outstanding units of COMPANY pursuant to the terms of the attached Warrant.

2. Such Units should be registered in the name or names as are specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date:

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date: